UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 29, 2014

AUTOMATIC DATA PROCESSING, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-5397	22-1467904
(Commission File Number)	(I.R.S. Employer Identification No.)

One ADP Boulevard, Roseland, NJ	07068
(Address of principal executive offices)	(Zip Code)

(973) 974-5000

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 29, 2014, the Registrant entered into a Separation and Distribution Agreement (the “Agreement”) with CDK Global Holdings, LLC (“CDK Global”), which contains the key provisions relating to the separation of the Registrant’s Dealer Services business unit (to be carried on after the separation by CDK Global) from that of the Registrant and the distribution of CDK Global’s common stock to the stockholders of the Registrant. The Agreement identifies the assets transferred and liabilities assumed by each of CDK Global and the Registrant in the separation, and it describes when and how these transfers and assumptions occur. In addition, it includes the procedures by which the Registrant and CDK Global became separate and independent companies. It also contains the conditions that were required to be satisfied, or waived by the Registrant, prior to completion of the separation and distribution.

Pre-Distribution Occurrences. The Agreement provides, subject to the terms and conditions contained in the Agreement and prior to the distribution, that the following will occur:

•	the consolidation of CDK Global’s international and domestic subsidiaries that are engaged in the Registrant’s Dealer Services business under CDK Global, a wholly owned subsidiary of the Registrant;

•	CDK Global’s conversion from a Delaware limited liability company to a Delaware corporation; and

•	CDK Global’s entry into a credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, providing for a senior unsecured revolving credit facility and a senior unsecured term loan facility, and its payment of a cash dividend to the Registrant.

Distribution. The Agreement provides that the completion of the separation and distribution was subject to several conditions that were required to be satisfied, or waived by the Registrant, including:

•	the board of directors of the Registrant shall have given final approval of the separation and distribution, which approval the board of directors of the Registrant may give in its sole and absolute discretion;

•	the Securities and Exchange Commission shall have declared effective the registration statement relating to the separation and distribution, and no stop order shall be in effect with respect to the registration statement;

•	the actions and filings necessary or appropriate to comply with federal and state securities and blue sky laws and any comparable foreign laws shall have been taken and where applicable become effective or been accepted;

•	NASDAQ shall have accepted for listing the shares of CDK Global’s common stock distributed in the distribution, subject to official notice of issuance;

•	no order by any court or other legal or regulatory restraint preventing completion of the separation or the distribution shall have been threatened or in effect;

•	the Registrant shall have received an opinion from its counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP, satisfactory to the Registrant, to the effect that the distribution of CDK Global’s shares by the Registrant to its stockholders will qualify as a distribution that is tax-free under Section 355 and other related provisions of the Internal Revenue Code of 1986, as amended;

•	all consents and governmental or other regulatory approvals required in connection with the transactions contemplated by the Agreement shall have been received;

•	each of the tax matters agreement, transition services agreement, data center services agreement, intellectual property transfer agreement and employee matters agreement shall have been entered into prior to the distribution and remain in full force and effect;

•	the Registrant shall have established the record date for determining stockholders of the Registrant entitled to receive shares of CDK Global’s common stock pursuant to the distribution;

•	the distribution shall not have violated or resulted in a breach of law or any material agreement;

•	each of the other pre-distribution occurrences shall have occurred; and

•	the board of directors of the Registrant shall not have determined that any event or development has occurred or exists that makes it inadvisable to effect the distribution.

Assumption of Liabilities and Indemnification. In general, under the Agreement, CDK Global will indemnify the Registrant and its representatives and affiliates against certain liabilities to the extent relating to, arising out of or resulting from:

•	CDK Global’s failure to pay, perform or otherwise promptly discharge any of its liabilities or any of its contracts or agreements in accordance with their respective terms;

•	any of CDK Global’s liabilities, any of its assets or the operation of its business or prior businesses, whether arising prior to or after the distribution;

•	any breach by CDK Global of the Agreement;

•	any untrue statement or alleged untrue statement of a material fact or material omission or material alleged omission to state a material fact required to be stated in the registration statement relating to the separation and distribution or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, other than certain information relating to the Registrant and the distribution;

•	CDK Global’s failure to substitute a subsidiary or affiliate, owned by CDK Global immediately prior to the distribution but after the reorganization, for any subsidiary or affiliate of the Registrant, owned by the Registrant immediately after the distribution, as guarantor or primary obligor for any of CDK Global’s agreements or liabilities; and

•	CDK Global’s failure to perform in connection with any contribution, assignment, transfer, conveyance, delivery or assumption related to the distribution that has (i) not been consummated as of the time and date of the distribution and (ii) is held by the Registrant for CDK Global’s benefit or account.

In general, under the Agreement, the Registrant will indemnify CDK Global and its representatives and affiliates against certain liabilities to the extent relating to, arising out of or resulting from:

•	the failure of the Registrant to pay, perform or otherwise promptly discharge any liability of the Registrant or any the Registrant contract or agreement in accordance with its respective terms;

•	any of the Registrant’s liabilities, any of its assets or the operation of its retained business, whether arising prior to or after the distribution;

•	any breach by the Registrant of the Agreement;

•	any untrue statement or alleged untrue statement of a material fact or material omission or material alleged omission to state a material fact required to be stated in the registration statement relating to the separation and distribution or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, only for certain information relating to the Registrant and the distribution;

•	the failure by the Registrant to substitute a subsidiary or affiliate of the Registrant, owned by the Registrant immediately after the distribution, for any of CDK Global’s subsidiaries or affiliates, owned by CDK Global immediately prior to the distribution but after the reorganization, as guarantor or primary obligor for any agreement or liability of the Registrant; and

•	the failure by the Registrant to perform in connection with any contribution, assignment, transfer, conveyance, delivery or assumption related to the distribution that has (i) not been consummated as of the time and date of the distribution and (ii) is held by CDK Global for the benefit or account of the Registrant.

Further Action and Delayed Transfers. The Agreement provides that the Registrant and CDK Global will cooperate to effect any contributions, assignments, transfers or assumptions not completed on the distribution date, due to approval, consent or other issues, as promptly following that date as is practicable. Until these contributions, assignments, transfers or assumptions can be completed, the party retaining the assets, liabilities or contracts to be contributed, assigned, transferred or assumed will hold in trust for the benefit of the other party any such assets, liabilities or contracts. In an effort to place each party, insofar as reasonably possible, in the same position as that party would have been in had the contributions, assignments, transfers or assumptions occurred at the time contemplated by the Agreement, the Agreement provides that the economic benefit or detriment associated with those assets, liabilities or contracts will generally be passed on to the party that would have received the assets, liabilities or contracts if the contributions, assignments, transfers or assumptions had occurred as contemplated.

Access to Information. Under the Agreement, the following terms govern access to information:

•	after the distribution, subject to applicable confidentiality provisions and other restrictions, CDK Global and the Registrant will each give the other any information within that company’s possession that the requesting party reasonably needs (a) to comply with the requirements imposed on the requesting party by a governmental authority, (b) for use in any proceeding to satisfy audit, accounting, insurance claims, regulatory, litigation or other similar requirements, (c) to comply with its obligations under the Agreement or certain of the ancillary agreements or (d) to enable the requesting party’s auditors to be able to complete their audit and preparation of financial statements and to meet the requesting party’s timetable for dissemination of its financial statements;

•	CDK Global and the Registrant will retain certain significant information owned or in their respective possession in accordance with their respective practices from time to time; and

•	CDK Global and the Registrant will, subject to applicable confidentiality provisions and other restrictions, use reasonable best efforts to make available to the other party, their respective past and present directors, officers, employees and other personnel and agents to the extent reasonably required in connection with any proceedings in which the other party may become involved.

Limited Representations and Warranties. Pursuant to the Agreement, CDK Global and the Registrant made customary representations and warranties only with respect to their capacity to enter into and the validity and enforceability of the Agreement and the ancillary agreements. Except as otherwise agreed, CDK Global and the Registrant both took all assets and liabilities “as is, where is” and bore the economic risk relating to conveyance of, title to or the assumption of the assets and liabilities conveyed to one another.

Expenses. In general, the Registrant will be responsible for expenses incurred in connection with the transactions contemplated in the Agreement prior to the distribution.

The foregoing does not purport to be a full and complete description of the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On September 30, 2014, the Registrant completed the spin-off of its Dealer Services business, now called CDK Global, Inc. As a result of the spin-off, the Registrant’s stockholders of record as of September 24, 2014 (the “Record Date”) received one share of CDK Global, Inc. common stock, par value $0.01 per share, for every three shares of the Registrant’s common stock held as of the Record Date and cash for any fractional shares of CDK Global, Inc. common stock. The Registrant distributed approximately 160.6 million shares of CDK Global, Inc. in the distribution.

The spin-off was made without the payment of any consideration or the exchange of any shares by the Registrant’s stockholders. Ownership of CDK Global, Inc. common stock was registered in book-entry form and each stockholder of the Registrant as of the Record Date will receive an account statement stating the number of shares of CDK Global, Inc. common stock credited to such holder’s account.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Prior to and in connection with the spin-off, Steven J. Anenen resigned as President, Dealer Services of the Registrant.

ITEM 7.01.	REGULATION FD DISCLOSURE.

A copy of the press release announcing the completion of the spin-off is furnished as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(b)	Pro Forma Financial Information.

The Registrant is furnishing the pro forma financial information included in Exhibit 99.2, which is incorporated herein by reference.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1	Separation and Distribution Agreement, dated September 29, 2014, by and between Automatic Data Processing, Inc. and CDK Global Holdings, LLC.

99.1	Press Release dated October 1, 2014, issued by Automatic Data Processing, Inc.

99.2	Unaudited Pro Forma Consolidated Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2014

AUTOMATIC DATA PROCESSING, INC.

By:	/s/ Michael A. Bonarti
	Name:	Michael A. Bonarti
	Title:	Vice President